EXECUTION VERSION

SUBSCRIPTION AGREEMENT

TO:	ENDEAVOUR SILVER CORP.
AND TO:	EURO PACIFIC CAPITAL INC. AND TO SALMAN PARTNERS INC. (together the “Agents”)

The undersigned (referred to herein as the “Purchaser”), hereby irrevocably subscribes to purchase from ENDEAVOUR SILVER CORP. (the “Issuer”) that number of 10% Subordinated Unsecured Convertible Redeemable Debentures (the “Convertible Debentures”) of the Issuer set out below for the total aggregate subscription price (the “Aggregate Subscription Price”) set form below. This subscription plus the attached terms and conditions (the “Terms and Conditions”), each completed and executed Canadian Subscriber Certificate (as defined in the Terms and Conditions), each completed and executed U.S. Subscriber Certificate (as defined in the Terms and Conditions) and the schedules attached hereto and thereto, are collectively referred to as the “Subscription Agreement”. Each Convertible Debenture shall be convertible into units (“Units”) consisting of one common share (a “Common Share”) of the Issuer and one half of a common share purchase warrant (each whole common share purchase warrant, a “Warrant”) at a conversion price of CDN$1.90 at any time prior to the maturity date of the Convertible Debentures in accordance with the terms and conditions of the Indenture (as defined herein). Each Warrant shall be exercisable for one Common Share of the Issuer (a “Warrant Share”) prior to the maturity date of the Convertible Debentures at an exercise price of CDN$2.05 and may be exercised on a “cashless” or “net exercise” basis at the option of the Purchaser, and shall be in substantially the same form as Exhibit I hereto. The Purchaser agrees to be bound by the Terms and Conditions and agrees that the Issuer and the Agents may rely upon the covenants, representations and warranties contained in the Subscription Agreement.

________________________________Convertible Debentures at	Aggregate Subscription Price: _________________
CDN$1,000 per Convertible Debenture

Name and Address of Purchaser:	Registration Instructions (if different):

______________________________________________	______________________________________________
Name of Purchaser (please print)	Name

By: ___________________________________________	______________________________________________
Authorized Signature	Account Reference, if applicable

______________________________________________	______________________________________________
Official Capacity or Title (please print)
______________________________________________

______________________________________________	______________________________________________
(Please print name of signatory if different from the	Address, including postal code
name of the Purchaser printed above.)
Delivery Instructions (if different):

Purchaser’s Address, including province:	______________________________________________
Name
______________________________________________	______________________________________________
Account Reference, if applicable

______________________________________________	______________________________________________

______________________________________________	______________________________________________

Telephone Number: _______________________________
______________________________________________

Fax Number: _____________________________________	______________________________________________
Address, including postal code

E-mail Address: ___________________________________	______________________________________________
Telephone Number

EXECUTION VERSION

INSTRUCTIONS FOR PURCHASERS

The Purchaser must:
(1) Read this Subscription Agreement;
(2) Complete and execute the face page of this Subscription Agreement;
(3) Read and complete the U.S. Subscriber Certificate;
(4) If resident in Canada, read and complete the Canadian Subscriber Certificate;
(5) Make payment for the Convertible Debentures as required by Section 2 of the Terms and Conditions; and
(6) Deliver the signed documents as required by Section 3 of the Terms and Conditions.

ACCEPTANCE AND EXTENSION OF REPRESENTATIONS AND WARRANTIES TO SUBSCRIBER: The Issuer hereby (i) accepts the above subscription subject to the Terms and Conditions contained in this Subscription Agreement; (ii) represents and warrants to the Purchaser that the representations and warranties made by the Issuer to the Agents and Purchaser in Section 2 of that certain Placement Agency Agreement, dated February ____, 2009, by and among the Issuer and the Agents (the “Agency Agreement”), which are incorporated by reference in this Subscription Agreement, are true and correct as of the date of the Agency Agreement (except as waived by the Agents); (iii) agrees that the Purchaser is entitled to rely, subject to the limitations and other terms of the Agency Agreement, on the representations and warranties made by the Issuer to the Agents and the Purchaser (except as waived by the Agents) and on the covenants made by the Issuer (except as waived or modified by the Agents) in the Agency Agreement, each of which are incorporated by reference in this Subscription Agreement; and (iv) accepts the conditions to the obligations of the Agents and the Purchaser in Section 6 of the Agency Agreement and agrees to deliver documents as specified in Section 3 of the Agency Agreement, each of which is incorporated by reference in this Subscription Agreement.

ENDEAVOUR SILVER CORP.

Per:		Date:
BRADFORD J. COOKE
CHAIRMAN AND CHIEF EXECUTIVE
OFFICER

     EXECUTION VERSION

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
CONVERTIBLE DEBENTURES OF ENDEAVOUR SILVER CORP.

1.	Acceptance

1.1

The Issuer may accept or reject this Subscription Agreement in whole or in part at any time prior to the Closing Time (as defined herein) and the Issuer has the right to allot to any Purchaser less than the amount of Convertible Debentures subscribed for.

1.2

The Issuer shall forward to the Purchaser confirmation of acceptance or rejection of this Subscription Agreement promptly, but in any case within five (5) Business Days (as defined hereinafter) after the acceptance or rejection of this Subscription Agreement by the Issuer. If this Subscription Agreement is rejected in whole, the Purchaser understands that any funds, certified cheques and bank drafts delivered by the Purchaser to the Agents, representing the purchase price for Convertible Debentures will be promptly, but in any case within five (5) Business Days, returned to the Purchaser without interest. If this Subscription Agreement is accepted only in part, the Purchaser understands that a cheque representing the portion of the purchase price for that portion of its subscription for Convertible Debentures that is not accepted will be promptly, but in any case within five (5) Business Days, delivered to the Purchaser without interest.

2.	Payment

The Purchaser shall deliver the Aggregate Subscription Price payable in respect of the Convertible Debentures subscribed for hereunder to the Agent with whom the Purchaser deals at or before the Closing Time on the Closing Date (as defined herein), by certified cheque or bank draft drawn on a Canadian chartered bank or trust company in Canadian dollars and payable to such account as the Issuer and the Subscriber may agree, or payable in such other manner as may be agreed by the Issuer and the Purchaser.

3.	Additional Deliveries and Conditions for Acceptance

3.1	The Purchaser shall complete, sign and return to:

(a) if the Purchaser is resident in the United States, to Euro Pacific Capital Inc. at 4667 MacArthur Blvd., Ste. 340, Newport Beach, CA 92660; or

(b) if the Purchaser is resident outside the United States, to Salman Partners Inc. at 1095 West Pender Street, 17th Floor, Vancouver, B.C. V6E 2M6 (Fax no.: (604) 685-2471).

as soon as possible and, in any event not later than 5:00 p.m. (Vancouver time) three Business Days (as defined herein) on or before the Closing Date:

(i)	one completed and executed copy of this Subscription Agreement;

(ii)	one completed and executed copy of the subscriber certificate in the form attached as Schedule “A” hereto (the “U.S. Subscriber Certificate”);

(iii)	if the Purchaser is resident in Canada, one completed and executed copy of the Subscriber certificate in the form attached as Schedule “B” hereto (the “Canadian Subscriber Certificate”); and

(iv)

any other document required by applicable Securities Laws (as defined herein), U.S. federal or state securities laws or the rules and regulations of the NYSE Alternext U.S. or any other exchange upon which the Issuer’s securities are listed or quoted, which the Agents or the Issuer requests.

     EXECUTION VERSION

The Purchaser acknowledges and agrees that such documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Issuer and the Agents. The Purchaser acknowledges and agrees that this offer and any other documents delivered in connection herewith will be held by the Agents and the purchase price will be held by the Agents until such time as the conditions set out in the Agency Agreement are satisfied by the Issuer or waived by the Agents.

For the purposes hereof, “Business Day” means any day except Saturday, Sunday or a statutory holiday in the City of Vancouver, British Columbia, Canada.

3.2

Any obligation of the Issuer to sell the Convertible Debentures to the Purchaser is subject to (a) performance by the Purchaser of its covenants under and in accordance with this Subscription Agreement; (b) the truth, at the time of acceptance and at the Closing Date, of the Purchaser’s representations and warranties in this Subscription Agreement; (c) the trade of Convertible Debentures to the Purchaser being exempt from the prospectus and registration of applicable Securities Laws and exempt from the registration requirements of U.S. federal and state securities laws; (d) the terms and conditions contained in the Agency Agreement for the benefit of the Issuer being complied with to the satisfaction of the Issuer or waived by the Issuer; (e) the Issuer having obtained all required regulatory approvals to permit the completion of such sale; and (f) the Purchaser executing and delivering all requisite documentation as specified in Section 1.1 above.

3.3

The Purchaser understands that the information provided herein will be relied upon by the Issuer for purposes of determining the eligibility of the Purchaser to purchase the Convertible Debentures. The Purchaser agrees to provide upon request any additional information that the Issuer reasonably determines necessary or appropriate in determining the Purchaser’s eligibility.

3.4

For the purposes hereof, “Securities Laws” means the securities laws, regulations and rules, and the blanket rulings, policies and written interpretations of and multilateral or national instruments adopted by the securities regulators of the Province of British Columbia and Ontario and the rules and policies of the Toronto Stock Exchange (the “TSX”).

4.	Closing

4.1

Closing of this subscription for the Convertible Debentures (the “Closing”) will be completed at the offices of Blake, Cassels & Graydon, in City of Vancouver, British Columbia, at 9:00 a.m. (Vancouver time), or such other place or time as the Agents and the Issuer may agree upon (the “Closing Time”) on February 20, 2009, or such later date as the Agents and the Issuer may agree upon (the “Closing Date”). If, by the Closing Time, the terms and conditions contained in the Agency Agreement have been complied with to the satisfaction of the Agents or waived by the Agents, the Agents shall (a) deliver to the Issuer all completed subscription agreements, including this Subscription Agreement, and (b) deliver to the Issuer the aggregate subscription proceeds, against (i) delivery by the Issuer of the Convertible Debentures, and (ii) delivery by the Issuer of such other documentation as may be required by the Agents.

4.2

If the Closing does not occur, this Subscription Agreement will be returned to the Purchaser and the applicable Agent and the Issuer shall promptly to return any funds, certified cheques and bank drafts delivered by the Purchaser representing the purchase price for Convertible Debentures, without interest, to the Purchaser.

5.	Representations, Warranties and Covenants of the Purchaser

By executing this Subscription Agreement, the Purchaser represents, warrants and covenants to the Issuer and the Agents and acknowledges that the Issuer and the Agents are relying thereon that:

     EXECUTION VERSION

(a)

the Purchaser understands that the Convertible Debentures subscribed for by the Purchaser hereunder form part of a larger offering (the “Offering”) of Convertible Debentures by the Issuer upon and subject to the terms and conditions set forth herein and the Purchaser has received a term sheet in the form attached hereto as Schedule “D” setting out the principal terms of the Offering; furthermore, the Purchaser understands that the Offering is not subject to any minimum subscription level and therefore any funds invested are available to and will be paid to the Issuer on the Closing Date and need not be refunded to the Purchaser unless the Closing Date does not occur on or before February 20, 2009;

(b)

the Purchaser acknowledges that the description of the Convertible Debentures set out in this Subscription Agreement including, without limitation, Schedule “D”, is a summary only and is subject to the detailed provisions of a trust indenture to be entered into between the Issuer and a trust company mutually satisfactory to the Issuer and the Agents, each acting reasonably and in good faith (the “Indenture”) under which such Convertible Debentures will be issued. In the event of a conflict, the provisions of the Indenture shall prevail;

(c)	the Purchaser has completed, executed and delivered the U.S. Subscriber Certificate;

(d)	if resident in Canada, the Purchaser has completed, executed and delivered the Canadian Subscriber Certificate;

(e)

the Purchaser is aware of the characteristics of the Convertible Debentures, the Units, the Common Shares, the Warrants and the Warrant Shares, the risks relating to an investment therein and agrees that the Purchaser must bear the economic risk of his or her investment in the Convertible Debentures. The Purchaser understands that he or she will not be able to resell the Convertible Debentures, Units, Warrants, Common Shares or Warrant Shares until expiry of the applicable hold period under applicable Securities Laws and, subject to the U.S. resale registration rights provisions contained in Section 6 hereof, under U.S. federal and state securities laws, unless such securities are registered under the 1933 Act (as defined hereinafter) or an exemption from registration is available.

(f)

the Purchaser alone, or with the assistance of its professional advisors, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of the Purchaser’s proposed investment in the Convertible Debentures;

(g)

the Purchaser will execute and deliver within the applicable time periods all documentation as may be required by applicable securities laws or by any securities regulatory authority or stock exchange or other regulatory authority to permit the purchase of the Convertible Debentures on the terms set forth herein and the Purchaser will use its commercially reasonable efforts to execute, deliver, file and otherwise assist the Issuer in filing such reports, undertakings and other documents with respect to the issue of the Convertible Debentures as may be required by applicable securities laws or by any securities regulatory authority or stock exchange or other regulatory authority;

(h)	if the Purchaser is an individual, he/she has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto;

(i)

if the Purchaser is a corporation, partnership, unincorporated association or other entity, the Purchaser has the legal capacity and competence to execute this Subscription Agreement and to take all actions required pursuant hereto;

(j)

if the Purchaser is not an individual, the Purchaser has not been created solely or primarily to use exemptions from the registration and prospectus exemptions under applicable securities laws and has a pre-existing purpose other than to use such exemptions;

     EXECUTION VERSION

(k)

this Subscription Agreement has been duly and validly authorized, executed and delivered by, and upon acceptance by the Issuer constitutes a legal, valid, binding and enforceable obligation of, the Purchaser;

(l)

the Purchaser has not received, nor has the Purchaser requested, nor does the Purchaser have any need to receive, any prospectus, sales or advertising literature, offering memorandum or any other document (other than an annual or interim report, financial statements or any other document, other than an offering memorandum, the content of which is prescribed by statute or regulation, or any information available on the Issuer’s website) describing or purporting to describe the business and affairs of the Issuer which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the purchase of the Convertible Debentures pursuant to the Offering;

(m)

the Purchaser has relied only upon publicly available information relating to the Issuer and not upon any verbal or written representation as to fact, and the Purchaser acknowledges that neither the Issuer, the Agents or anyone acting on its or their behalf have made any written representations, warranties or covenants in respect of such publicly available information, except as set forth in this Subscription Agreement and the Agency Agreement. Without limiting the generality of the foregoing, except as may be provided herein, no person has made any written or oral representation to the Purchaser that any person will re-sell or re-purchase the Convertible Debentures, or refund any of the purchase price of the Convertible Debentures, or that the Convertible Debentures will be listed on any exchange or quoted on any quotation and trade reporting system, or that application has been or will be made to list any such security on any exchange or quote the security on any quotation and trade reporting system, and no person has given any undertaking to the Purchaser relating to the future value or price of the Convertible Debentures;

(n)

the Purchaser agrees that it is solely responsible for obtaining such legal, tax and other advice as the Purchaser considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated hereunder;

(o)	in order to ensure compliance with applicable U.S. federal and state securities laws, the Purchaser represents, warrants and covenants as follows:

(i)

it is purchasing the Convertible Debentures for its own account and not with a view to any resale, distribution or other disposition of the Convertible Debentures, the Units, the Warrants, the Common Shares or the Warrant Shares in violation of U.S. federal or state securities laws;

(ii)

it understands that the Convertible Debentures, the Units, the Warrants, the Common Shares and the Warrant Shares have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or any applicable state securities laws, and are, therefore, “restricted securities” within the meaning of Rule 144 under the 1933 Act and that the contemplated sale of Convertible Debentures is being made in reliance on a private placement exemption available under Rule 506 of Regulation D under the 1933 Act to U.S. Accredited Investors (as defined in Schedule “A”);

(iii)

it has had opportunity to discuss the Issuer’s business, management and financial affairs with the Issuer’s management and has had access to such additional information, if any, concerning the Issuer as it has considered necessary in connection with its investment decision to acquire the Convertible Debentures;

	(iv)	it is a U.S. Accredited Investor and has completed and executed Schedule “A” to this Agreement;

     EXECUTION VERSION

(v)

it agrees that if it decides to offer, sell, pledge or otherwise transfer any Convertible Debentures, Common Shares, Warrants or Warrant Shares it will do so only, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to such effect;

(vi)

it understands and acknowledges that, in addition to any legend setting forth transfer restrictions under applicable securities laws, upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, certificates representing the Convertible Debentures, the Common Shares, the Warrants and the Warrant Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following restrictive legend (the “U.S. Legend”):

THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

provided, that with respect to any such pledge that the transferee is a U.S. Accredited Investor and such transfer complies with applicable United States federal and state securities laws and Canadian federal and provincial securities laws;

(vii)

it is not purchasing the Convertible Debentures as a result of any “general solicitation or general advertising” (as those terms are used in Regulation D under the 1933 Act), including, but not limited, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, and it has a pre-existing business relationship with (i), if a director or officer of the Issuer, the Issuer or (ii) the Agents and, other than a director or officer of the Issuer, it was first made aware of the offering of the Convertible Debentures by the Agents;

(viii)

it understands that the Convertible Debentures may not be converted unless an exemption is available from the registration requirements of the 1933 Act and the securities laws of any applicable states, and the holder has furnished an opinion of counsel of recognized standing) or other evidence reasonably satisfactory to the Issuer to such effect in form and substance reasonably satisfactory to the Issuer provided, however, that a holder who purchased Convertible Debentures in the Issuer’s private placement of Convertible Debentures will not be required to deliver an opinion of counsel or other evidence in connection with the conversion of those Convertible Debentures;

(ix)	it understands that the Warrants may not be exercised unless an exemption from registration is available under the 1933 Act and any applicable state securities laws and

     EXECUTION VERSION

the Issuer has received an opinion counsel of recognized standing to such effect in form and substance reasonably satisfactory to the Issuer; provided, however, that a holder who is a U.S. Accredited Investor at the time of exercise of Warrants and purchased Convertible Debentures in the Issuer’s private placement of Convertible Debentures will not be required to deliver an opinion of counsel in connection with the exercise of Warrants that are a part of the Units underlying those Convertible Debentures; and

(x)

it is aware that (i) purchasing, holding and disposing of the Convertible Debentures, the Units, the Common Shares, the Warrants and the Warrant Shares may have tax consequences under the laws of both Canada and the United States, (ii) the tax consequences for prospective investors who are resident in, or citizens of, the United States are not described in this Subscription Agreement, and (iii) it is solely responsible for determining the tax consequences applicable to its particular circumstances and should consult its own tax advisors concerning investment in such securities.

(xi)

if the Purchaser is resident in Canada, it is resident in or otherwise subject to applicable securities laws of Canada and it is an “accredited investor”, as such term is defined in NI 45-106, it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45- 106, and it has concurrently executed and delivered an Canadian Subscriber Certificate in the form attached as Schedule “B” to this Subscription Agreement and has initialled or placed a check mark in Exhibit 1 thereto indicating that the Purchaser satisfies one of the categories of “accredited investor” set forth in such definition;

(p)

if the address of the Purchaser in this Subscription Agreement is in a jurisdiction outside of British Columbia, the Purchaser certifies that the Subscriber (or beneficial purchaser, if applicable) is not resident in British Columbia and acknowledges that:

	(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Convertible Debentures, Units, Common Shares, Warrants or Warrant Shares;

	(ii)	there is no government or other insurance covering the Convertible Debentures, Units, Common Shares, Warrants or Warrant Shares;

	(iii)	there are risks associated with the purchase of the Convertible Debentures, Units, Common Shares, Warrants or Warrant Shares;

(iv)

there are restrictions on the Purchaser’s ability to re-sell the Convertible Debentures, Units, Common Shares, Warrants or Warrant Shares and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Debentures, Units, Common Shares, Warrants or Warrant Shares; and

(v)

the Corporation has advised the Purchaser that the Corporation is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (British Columbia) (the “Act”) and, as a consequence of acquiring the Convertible Debentures pursuant to an exemption, certain protections, rights and remedies provided by the Act, including statutory rights of rescission and damages, will not be available to the Purchaser;

(q)

the Purchaser is aware that, in addition to any legend setting forth transfer restrictions under applicable securities laws, the certificates evidencing the Convertible Debentures, the Warrants, the Common Shares and the Warrant Shares issued to the Purchaser will be endorsed with, a

     EXECUTION VERSION

legend setting out resale restrictions under applicable Securities Laws in substantially the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].”

6.	U.S. Resale Registration Statement

(a)

On or before March 31, 2009 (the “Registration Due Date”) and subject to any limitations imposed by Rule 415 (“Rule 415”) under the 1933 Act or by the United States Securities and Exchange Commission (the “Commission”) with respect to interpretations thereof or thereunder, the Issuer shall prepare and file with the Commission a registration statement on Form F-3, or , if form F-3 is not available, such other form that the Issuer is eligible to use (the “Registration Statement”), covering the resale of the Common Shares and the Warrant Shares (collectively, the “Registrable Securities”). The Issuer will use commercially reasonable efforts to cause such registration statement to become effective within 120 days following the Closing Date (such effective date the “Effective Date”), and shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement for a period of two years from the Effective Date (the “Effectiveness Period”).

(b)

If the Issuer (i) subject to any limitations imposed by Rule 415 and the Commission’s interpretations thereof and thereunder, fails to have the Registration Statement covering the registration of 110% of the Registrable Securities filed with the Commission by the Registration Due Date, (ii) fails to use commercially reasonable efforts to have the Registration Statement declared effective by the Effective Date, or (iii) fails to use commercially reasonable efforts to maintain the effectiveness of the Registration Statement during the Effectiveness Period, then, as liquidated damages for such failure, the principal amount of the Convertible Debentures purchased by such Purchaser will be deemed to have increased by an amount equal to one percent (1%) of the original principal amount of Convertible Debentures purchased by such Purchaser for every 30-day period, or portion thereof, until the Registration Statement has been filed or declared effective. Notwithstanding the foregoing, the aggregate amount of liquidated damages payable by the Issuer to the Purchasers as a result of a failure to timely file or cause the Registration Statement to become effective and to maintain its effective status shall be capped at ten percent (10%) of the amount subscribed for by the Purchasers. Moreover, the Issuer shall not accrue liquidated damages with respect to more than one of any failure under this Section 6 at a time.

	(c)	In connection with the Issuer’s registration obligations herein, the Issuer will:

(i)

Not less than three (3) business days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto (i) furnish to the Purchasers copies of all such documents proposed to be filed and (ii) cause its officers and counsel to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act. In this regard, the Purchaser acknowledges and agrees to provide an email address on the cover page of this Subscription Agreement to which such documents may be sent. If such an email address is not provided, the Issuer shall have no obligation to provide such documents to the Purchaser pursuant to this Section 6(c)(i). The Issuer shall not file the Registration Statement or any such prospectus or any amendments or supplements thereto to which the Purchasers of a majority of the Registrable Securities shall reasonably object in good faith, provided that the Issuer is notified of such objection in writing no later than two (2) business days after the Purchasers have been so furnished copies of such documents;

     EXECUTION VERSION

(ii)

prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the such time as all of such securities have been disposed of in a public offering or as otherwise set forth herein;

(iii)

furnish to each Purchaser such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as the Purchasers may reasonably request;

(iv)

register or qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as the Agents shall reasonably request (provided, however, that it shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process);

(v)

furnish, at the request of the Purchasers, a legal opinion of the counsel representing the Issuer for the purposes of such registration, addressed to the Purchasers, in customary form and covering matters of the type customarily covered in such legal opinions;

(vi)	otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission; and

(vii)

promptly notify the Purchasers of (i) the issuance by the Commission of an order suspending the effectiveness of the Registration Statement, or of the threat of any proceeding for that purpose, or (ii) the suspension of the qualification of any Registrable Securities to be included in the Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.

(d)

It shall be a condition precedent to the obligations of the Issuer to take any action pursuant to Section 6 hereof and the payment of liquidated damages hereunder that the Purchaser furnish to the Issuer such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to timely effect the filing and effectiveness of the Registration Statement pursuant to the terms of this Section 6. In addition, the Purchaser shall not be obligated to pay liquidated damages hereunder if Purchasers of a majority of Registrable Securities object to the filing of the Registration Statement under Section 6(c)(i).

(e)

No Purchaser shall have any right to obtain or seek an injunction restraining or otherwise delaying any the filing of the Registration Statement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

(f)

Without limiting the other provisions of this Section 6, the Purchaser agrees that, if so requested by the Issuer upon a good faith determination by the Issuer’s board of directors that the imposition of a “Suspension Period” is necessary to enable the Issuer to pursue the objectives described in this Section 6(f), not to effect any offer or sale of securities pursuant to the Registration Statement, or otherwise, or engage in any hedging or other transaction intended to reduce or transfer the risk of ownership for any period (not to exceed 45 days) reasonably deemed necessary by the Issuer in connection with (i) the offering of securities by the Issuer for its own account or (ii) any proposal or plan by the Issuer to engage in any material financing or material acquisition or disposition by the Issuer or any subsidiary thereof of the securities or substantially all of the assets of any other person (other than in the ordinary course of business), any tender offer or any merger, consolidation, corporate reorganization, strategic partnership arrangement or restructuring or other similar transaction (each, a “Business Combination”) material to the Issuer and its subsidiaries

     EXECUTION VERSION

taken as a whole. Any period during which the Issuer requires pursuant to this Section 6(f) that the Purchaser not effect such transactions is hereafter referred to as a “Suspension Period”. A Suspension Period shall commence on the date set forth in a written notice by the Issuer to the Purchaser pursuant to this Section 6(f) and shall end on the date when the Purchaser is advised in writing by the Issuer that such transactions may be resumed. The Issuer may only impose a Suspension Period on the Purchaser one (1) time during any twelve month period. The obligation under Section 6 to keep a Registration Statement effective shall not include any period of time such Registration Statement was subject to a Suspension Period.

(g)

All expenses incurred in connection with the Registration Statement will be borne by the Issuer except for (i) any costs and expenses of counsel, accountants or other advisors retained by the Purchasers and (ii) all transfer, franchise, capital stock and other taxes, if any, applicable to the Purchasers’ securities which shall be paid by the Purchasers.

(h)

The Issuer shall indemnify and hold harmless each Purchaser holding such Registrable Securities, such Purchaser’s directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such Purchaser or such participating person within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser or any such director or officer or participating person or controlling person may become subject under the 1933 Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation of any applicable securities laws, and in each of the foregoing circumstances shall reimburse such Purchaser or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Purchaser or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer shall not be liable in any such case (A) to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld), (B) to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with information furnished to the Issuer by such Purchaser specifically for use therein, or (C) for any loss, claim, damage, liability or action that is the result of or is caused, directly or indirectly, by the wilful misconduct or negligence of the Purchaser. Notwithstanding the provisions of this paragraph, the Issuer shall not be required to indemnify the Purchaser or any other person pursuant to this paragraph or contribute pursuant to paragraph (i) below in an amount in excess of the aggregate proceeds received from such Purchaser or other person pursuant to this Offering.

(i)

Each Purchaser holding Registrable Securities, by acceptance hereof, agrees to indemnify and hold harmless the Issuer, its directors and officers and each other person, if any, who controls the Issuer within the meaning of the 1933 Act and any other Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Issuer or any such director or officer or any such person may become subject under the 1933 Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in either case only to the extent that such untrue

     EXECUTION VERSION

statement or omission is (A) made in reliance on and in conformity with any information furnished in writing by such Purchaser to the Issuer concerning such Purchaser specifically for inclusion in the offering documents relating to such offering, and (B) is not corrected by such Purchaser prior to any such loss, claim, damage or liability. Notwithstanding the provisions of this paragraph, no Purchaser shall be required to indemnify any person or entity pursuant to this paragraph or to contribute pursuant to paragraph (j) below in an amount in excess of the amount of the Aggregate Subscription Price paid by such Purchaser pursuant to this Offering.

(j)

If the indemnification provided for in Section 6(i) above from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(k)

In order to permit the Purchasers to sell the Registrable Securities, if so desired, pursuant to any applicable resale exemption under applicable securities laws and regulations, the Issuer shall for a period of two years from the Closing Date:

	(i)	comply with all rules and regulations of the Commission in connection with use of any such resale exemption;

	(ii)	make and keep available adequate and current public information regarding the Issuer;

	(iii)	file with the Commission in a timely manner, all reports and other documents required to be filed under the 1933 Act, the Exchange Act, or other applicable securities laws and regulations;

	(iv)	furnish to the Purchasers copies of annual reports required to be filed under the Exchange Act and other applicable securities laws and regulations; and

(v)

furnish to the Purchasers, upon written request such other information as may be reasonably required to permit the Purchasers to sell pursuant to any applicable resale exemption under the 1933 Act or other applicable securities law and regulations, if any.

(l)

Certificates evidencing Registrable Securities shall not contain any U.S. restrictive legend: (i) while a registration statement (including the Registration Statement) covering such Registrable Securities is then effective and a Suspension Period is not in effect; or (ii) following a sale or transfer of such Registrable Securities pursuant to Rule 144 promulgated under the 1933 Act

     EXECUTION VERSION

(“Rule 144”) (assuming the transferee is not an “affiliate” (as such term is defined in Rule 405 under the 1933 Act) of the Issuer), or (iii) while such Registrable Securities are eligible for sale by the selling Purchaser without volume restrictions under Rule 144. The Issuer agrees that following the Effective Date or such other time as U.S. restrictive legends are no longer required to be set forth on certificates representing Registrable Securities under this Section 6(l), it will, no longer than three trading days following the delivery by a Purchaser to the Issuer or the Issuer’s transfer agent of a certificate representing such Registrable Securities containing a U.S. restrictive legend, deliver or instruct the Issuer’s transfer agent to deliver to such Investor, Registrable Securities which are free of all U.S. restrictive and other U.S. legends. If the Issuer is then eligible, certificates for Registrable Securities subject to U.S. legend removal hereunder shall be transmitted by the Issuer’s transfer agent to a Purchaser by crediting the prime brokerage account of such Purchaser with the Depository Trust Issuer System as directed by such Purchaser.

(m)

Neither the Issuer nor any of its security holders (other than the Purchasers in such capacity pursuant hereto) may include securities of the Issuer in the Registration Statement other than the Registrable Securities without the consent of Purchasers holding a majority of the then outstanding Registrable Securities, and the Company shall not, during the Effectiveness Period, enter into any agreement providing any such right to any of its security holders.

7.	Pre-emptive Right

(a)

The Issuer agrees that no additional convertible debentures of the Issuer shall be issued within (2) years of the Closing Date unless the Issuer, by written notice, advises the holders of any Convertible Debentures at such time of the Issuer’s intention to issue such additional debentures (the “Offered Debentures”) and the subscription price per Offered Debenture for same. Each of holders of Convertible Debentures shall have a pre-emptive right, exercisable within a period of 15 Business Days from receipt of such notice from the Issuer, to elect in writing to acquire the Offered Debentures in proportion to their respective holdings of the outstanding Convertible Debentures at the same price and on the same terms as those that are specified in the written notice issued by the Issuer. If any holders of Convertible Debentures so elect to acquire the Offered Debentures, the holder shall be obligated to acquire its proportion of the Offered Debentures (as determined pursuant to the foregoing) in its entirety.

(b)

If the holder does not elect to acquire the Offered Debentures in accordance with Section 7(a), the Issuer may issue the Offered Debentures at any time within 90 days from the issuance of the notice referred to in Section 7(a), provided that such issuance is not on terms that are more favourable than those specified in the written notice issued by the Issuer.

(c)

Following the issuance of Offered Debentures or 90 days following the issuance of the written notice referred to in Section 7(a) from which an issuance of the Offered Debentures did not result, as the case may be, the provisions of Section 7(a) shall once again apply to any intention by the Issuer to issue additional convertible debentures of the Issuer within (2) years of the Closing Date.

8.	Prohibition on Short Sales

The Purchaser covenants and agrees that it will not sell short any Common Shares of the Issuer from the date hereof until the Closing Date.

9.	Reliance Upon Representations, Warranties and Covenants by Issuer and Agents

The Purchaser acknowledges that the representations, warranties and covenants made by the Purchaser in this Subscription Agreement (including without limitation those made in each Subscriber Certificate to be executed and delivered in accordance with this Subscription Agreement) are made with the intent that they may be relied upon by the Issuer, the Agents and their respective counsel to, among other things, determine

     EXECUTION VERSION

the Purchaser’s eligibility to purchase the Convertible Debentures, including without limitation the availability of exemptions from the registration and prospectus requirements of applicable Securities Laws in connection with the issuance of the Convertible Debentures to the Purchaser. The Purchaser further covenants to the Issuer and the Agents that by accepting the Convertible Debentures, the Purchaser shall be representing and warranting that such representations and warranties are true as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the Closing Date and that the covenants of the Purchaser made by it in this Subscription Agreement to be performed prior to the Closing Date have been performed. The Purchaser further agrees to indemnify the Issuer, the Agents and its respective directors, officers, employees, advisers, affiliates, shareholders and agents, and their respective counsel, against all losses, claims, costs, expenses, damages and liabilities which any of them may suffer or incur and which are caused by or arise from any inaccuracy in, or breach or misrepresentation by the Purchaser of, any such representations, warranties and covenants made by the Purchaser in this Subscription Agreement. The Purchaser undertakes to immediately notify the Issuer and the Agents of any change in any statement or other information relating to the Purchaser set forth herein or in a Subscriber Certificate that takes place prior to the Closing Date.

10.	Reliance Upon Representations, Warranties and Covenants by the Purchaser

The Issuer acknowledges that the representations, warranties and covenants made by the Issuer in this Subscription Agreement and the Agency Agreement, which are incorporated herein by reference, are made with the intent that they may be relied upon by the Purchaser and their respective counsel to, among other things, assist Purchaser in making its investment decision regarding the Convertible Debentures. The Issuer further agrees to indemnify the Purchaser and its respective directors, officers, employees, advisers, affiliates, shareholders and agents, and their respective counsel, against all losses, claims, costs, expenses, damages and liabilities which any of them may suffer or incur and which are caused by or arise from any inaccuracy in, or breach or misrepresentation by the Issuer of, any such representations, warranties and covenants made by the Issuer in this Subscription Agreement. The Issuer undertakes to immediately notify the Purchaser of any change in any statement or other information relating to the Issuer set forth herein that takes place prior to the Closing Date.

11.	Survival

This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein and in each Subscriber Certificate shall survive and continue in full force and effect and be binding upon the Issuer and the Purchaser, notwithstanding the completion of the purchase of the Convertible Debentures by the Purchaser pursuant hereto, the issuance of any underlying securities, or the subsequent disposition of the Convertible Debentures or the underlying securities by the Purchaser, subject in the case of the representations and warranties in the Agency Agreement to the limitations and other terms thereof.

12.	Personal Information Authorization

By executing this Subscription Agreement, the Purchaser hereby consents to the collection, use and disclosure of the personal information provided herein and other personal information provided by the Purchaser or collected by the Issuer or its agents as reasonably necessary in connection with the Purchaser’s subscription for the Convertible Debentures (collectively, “personal information”) as follows: (a) the Issuer may use personal information and disclose personal information to intermediaries such as the Issuer’s legal counsel and withholding and/or transfer agents for the purposes of determining the Purchaser’s eligibility to invest in the Convertible Debentures and for managing and administering the Purchaser’s investment in the Convertible Debentures; (b) if the Purchaser purchased securities through a registered dealer, the Issuer may disclose and collect such personal information relating to the Purchaser’s holding of the Convertible Debentures to and from the dealer; (c) the Issuer and its agents may use the Purchaser’s social insurance number for income reporting purposes in accordance with applicable law; (d) the Issuer, its agents and advisors, may each collect, use and disclose personal information for the purposes

     EXECUTION VERSION

of meeting legal, regulatory, self-regulatory, security and audit requirements (including any applicable tax, securities, money laundering or anti-terrorism legislation, rules or regulations) and as otherwise permitted or required by law, which disclosures may include disclosures to tax, securities or other regulatory or self- regulatory authorities in Canada, the United States of America and/or in foreign jurisdictions, if applicable, in connection with the regulatory oversight mandate of such authorities; (e) the Issuer and its agents and advisors may use personal information and disclose personal information to parties connected with the proposed or actual transfer, sale, assignment, merger or amalgamation of the Issuer or its business or assets or similar transactions, for the purpose of permitting such parties to evaluate and/or proceed with and complete such transaction. Purchasers, assignees and successors of the Issuer or its business or assets may collect, use and disclose personal information as described in this Subscription Agreement. The Purchaser acknowledges that the Issuer’s agents or intermediaries may be located outside of Canada and the United States, and personal information may be transferred and/or processed outside of Canada and the United States for the purposes described above, and that measures the Issuer may use to protect personal information while handled by agents, intermediaries or other third parties on its behalf, and personal information otherwise disclosed or transferred outside of Canada and/or the United States for the purposes described above, are subject to legal requirements in foreign countries applicable to the Issuer or such third parties, for example lawful requirements to disclose personal information to government authorities in those countries.

13.	Governing Law

This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Purchaser hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matters arising out of this Subscription Agreement.

14.	Costs

Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Subscription Agreement. The Issuer shall pay all stamp and other taxes and duties levied in connection with the sale of the Convertible Debentures.

15.	Assignment

This Subscription Agreement shall enure to the benefit of and be binding on the Issuer, the Purchaser and their respective heirs, administrators, executors, successors and permitted assigns. This Subscription Agreement may not be assigned by the Issuer and may only be transferred or assigned by the Purchaser: (i) subject to compliance with applicable Securities Law, applicable U.S. federal and state securities laws and the rules and regulations of the NYSE Alternext U.S. and any other exchange upon which the Issuer’s securities are listed or quoted and (ii) with the prior written consent of the Issuer and the Agents.

16.	Entire Agreement

This Subscription Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, representations, warranties, covenants or other agreements between the parties hereto relating to the subject matter hereof, except as specifically set out, referred to or incorporated by reference herein.

17.	Amendments and Waivers

Except as permitted by the Agency Agreement, no amendment to this Subscription Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto and no waiver of any breach

     EXECUTION VERSION

of any provision of this Subscription Agreement will be effective or binding unless made in writing and signed by the waiving party.

18.	Language

The parties hereto confirm their express wish that this Subscription Agreement and all documents and agreements directly or indirectly relating hereto be drawn up in the English language. Les parties reconnaissent leur volonté expresse que la présente ainsi que tous les documents et contrats s’y rattachant directmente ou indirectmente soient rédigés en anglais.

19.	Time of Essence

Time shall be of the essence of this Subscription Agreement in all respects.

20.	Facsimile Deliveries and Counterparts

The Issuer and the Agents shall be entitled to rely on delivery by facsimile of a copy of this Subscription Agreement executed by the Purchaser, and acceptance by the Issuer of such executed Subscription Agreement shall be legally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

21.	Extended Meanings and Headings

In this Subscription Agreement words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts and unincorporated associations. The headings contained herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

22.	Currency

All references to currency herein are to lawful money of Canada.

23.	Further Assurances

Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the closing of the transactions contemplated hereby, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Subscription Agreement

(remainder of this page intentionally left blank)

A-1

SCHEDULE “A”

U.S. SUBSCRIBER CERTIFICATE

(FOR ALL PURCHASERS)

TO:	ENDEAVOUR SILVER CORP. (the “Issuer”)
AND TO:	EURO PACIFIC CAPITAL INC. and SALMAN PARTNERS INC. (the “Agents”)

In connection with the proposed purchase of Convertible Debentures of the Issuer the undersigned represents and warrants that the undersigned has read the following definition of an “U.S. Accredited Investor” and certifies that the undersigned is a U.S. Accredited Investor as indicated below (check one):

“U.S. Accredited Investor” shall mean any of (check one):

A bank, as defined in Section 3(a)(2) of the 1933 Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity;	[ ]

A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended;	[ ]

An insurance company (as defined in Section 2(13) of the 1933 Act);	[ ]

An investment company registered under the United States Investment Company Act of 1940, as amended (the “1940 Act”);	[ ]

A business development company (as defined in Section 2(a)(48) of the 1940 Act);	[ ]

A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended;	[ ]

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of U.S.$5,000,000;	[ ]

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (1) whose investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or (2) having total assets in excess of U.S.$5,000,000, or (3) if a self-directed plan, with investment decisions made solely by persons that are accredited investors;	[ ]

A private business development company (as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940);	[ ]

An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986 as amended, company, or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, having total assets in excess of U.S.$5,000,000;	[ ]

A director or executive officer of the Issuer;	[ ]

A natural person with individual net worth, or joint net worth with his or her	[ ]

A-2

spouse, at the time of purchase in excess of U.S.$1,000,000;

A natural person with an individual income in excess of U.S.$200,000 in each of the last two years or joint income with his or her spouse in excess of U.S.$300,000 in each of those years, and who reasonably expects to reach the same income level in the current year;	[ ]

A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section Rule 506 (b)(2)(ii) of the 1933 Act; and	[ ]

An entity in which all of the equity owners are U.S. Accredited Investors.	[ ]

TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE SUBSCRIPTION AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED.

The foregoing representation, warranty and certificate are true and accurate as of the date of this certificate.

Dated: ____________________________

[PURCHASER NAME]

By:   ____________________________________________
         Name:
         Title:

SCHEDULE “B”

CANADIAN SUBSCRIBER CERTIFICATE

(FOR CANADIAN PURCHASERS)

TO:	ENDEAVOUR SILVER CORP. (the “Issuer”)

AND TO:	EURO PACIFIC CAPITAL INC. and SALMAN PARTNERS INC. (the “Agents”)

Reference is made to the subscription agreement between the Issuer and the undersigned (referred to herein as the “Purchaser”) dated as of the date hereof (the “Subscription Agreement”). Upon execution of this Subscriber Certificate by the Purchaser, this Subscriber Certificate shall be incorporated into and form a part of the Subscription Agreement. Terms not otherwise defined herein have the meanings attributed to them in the Subscription Agreement and in National Instrument 45-106 - Prospectus and Registration Exemptions (“NI 45-106”).

A.	The Subscriber is resident in or is subject to the laws of a province of Canada;

B.	The Subscriber is purchasing the Convertible Debentures as principal for its own account;

C.

The Subscriber is an “accredited investor” within the meaning of NI 45-106 by virtue of satisfying the indicated criterion as set out in Exhibit I to this Subscriber Certificate and the Subscriber has not been created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in NI 45-106, which is reproduced in Exhibit I to this Subscriber Certificate; and

D.	Upon execution of this Schedule “B” by the Subscriber, this Schedule “B” shall be incorporated into and form a part of the Subscription Agreement.

Dated: __________________________________________

Print name of Purchaser

By:
Signature

Print name of Purchaser (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL THE CATEGORY OR CATEGORIES
IN EXHIBIT 1 ON THE NEXT PAGE THAT DESCRIBE YOU

EXHIBIT 1

TO SCHEDULE “B”

PLEASE MARK YOUR INITIALS OR PLACE A CHECKMARK BESIDE THE CATEGORY OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Accredited Investor - (defined in National Instrument 45-106) means:

_______	(1)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

_______	(2)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

_______	(3)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

_______	(4)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements.

NOTE: The investor must initial or place a checkmark beside the applicable portion of the above definition.

For the purposes hereof:

(5)	“financial assets” means

	(a)	cash,

	(b)	securities, or

	(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(6)	“individual” means a natural person, but does not include

	(a)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or

	(b)	a natural person in the person's capacity as trustee, executor, administrator or other legal personal representative;

(7)	“person” includes

	(a)	an individual,

	(b)	a corporation,

	(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(8)	“spouse” means, an individual who,

	(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, or

	(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender.

SCHEDULE “C”

ENDEAVOUR SILVER CORP.

PRIVATE PLACEMENT OF
SUBORDINATED UNSECURED CONVERTIBLE REDEEMABLE DEBENTURES

TERM SHEET

Issuer:	Endeavour Silver Corp. (the “Company”).

Agents:	Euro Pacific Capital Inc. and Salman Partners Inc. (the “Agents”).

Issue:	Subordinated Unsecured Convertible Redeemable Debentures (the “Debentures”).

Amount:

Up to CDN$8.0 million. The Company has given the Agents the option to sell up to an additional CDN$6.0 million of Debentures on or before the closing of the transactions contemplated by this term sheet (the “Closing”).

Reference Price:	The Reference Price for determining the Conversion Price and Warrant Price is CDN$1.52.

Closing and Maturity Dates:	The Closing will occur on or before February 20, 2009 (the “Closing Date”) and the maturity date (the “Maturity Date”) will be the fifth (5th) anniversary of the Closing Date.

Interest Rate:

10% per annum, payable quarterly in arrears in Canadian dollars on April 15, July 15, October 15 and January 15. The April 15, 2009 interest payment will represent accrued interest for the period from Closing to April 15, 2009.

Use of Proceeds:

The net proceeds to the Company will be used to acquire mining equipment, develop underground access to mineralized zones and upgrade certain plant circuits at the Company’s Guanacevi and Guanajuato mines in Mexico, and for general corporate purposes.

Conversion:

The holders of the Debentures (“Holders”) will have the right to convert all or part of the Debentures at any time prior to the Maturity Date. The Holders must provide at least five (5) days prior notice to the Company (“the Conversion Notice”) of the exercise of their conversion right. Each Debenture will be convertible into units of the Company (the “Units”) each consisting of one common share (the “Common Shares”) and one half of a Common Share purchase warrant. The share price to be used for the conversion of the Debentures into Units (the “Conversion Price”) will be at a 25% premium to the Reference Price, or CDN$1.90.

Each full share purchase warrant (the “Warrants”) will entitle the Holder thereof to purchase one Common Share prior to the Maturity Date at an exercise price representing a premium of 35% over the Reference Price, or CDN$2.05. The Warrants may be exercised on a “cashless” or “Net exercise” basis at the option of the holder.

The Company will ensure that the Common Shares issued upon the conversion of the

Debentures and the Common Shares issued upon the exercise of the Warrants are freely tradable upon such conversion and exercise (see Registration rights below) in the United States pursuant to an effective registration statement. In addition to the applicable number of Units to be received on conversion, each holder of Debentures will be entitled to receive the accrued and unpaid interest for the period from the latest interest payment to the date of conversion.

Redemption:

After a period of 18 months from the Closing, the Company will have the right to redeem all or part of the Debentures at any time prior to the Maturity Date so long as the Common Shares underlying the Units may be transferred pursuant to an effective registration statement or are otherwise freely transferrable without restriction. The Company must provide at least ten (10) days prior notice (the “Redemption Notice”) to the Holders, during which the holders may convert their Debentures, and the redemption price will be payable in cash equal to the outstanding principal amount plus any accrued and unpaid interest plus a redemption fee equal to 7% of the principal amount then outstanding.

The Company will not be entitled to redeem all or any part of the Debentures unless the volume weighted average price of the Common Shares on the Toronto Stock Exchange (“TSX”) for a period of thirty (30) consecutive trading days prior to the date of the Redemption Notice represents at least a 50% premium to the Conversion Price, or CDN$2.85.

Ranking:	The Debentures will be subordinated in right of payment of principal and interest to all senior secured debt of the Company and will be pari passu with any other unsecured debt.

Security:	The Debentures will be unsecured.

Transfer / Resale:

The Debentures, Units, Common Shares, Warrants and Warrant Shares will be transferrable subject to restrictions under applicable law, including Canadian and U.S. federal and state securities laws and applicable provincial securities laws.

Events of Default:	The Indenture in respect of the Debentures will contain usual and customary “Events of Default” for transactions of this type, including, but not limited to:

Failure to pay principal or interest when due;

Breach of covenants by the Company (after the expiration of a twenty (20) day cure period);

Cross default to any other debt or obligation more senior than the Debentures that results in the acceleration of a payment obligation of at least CDN$4,000,000; and cross default to any other convertible debt pari passu with the Debentures that results in the acceleration of a payment obligation of at least CDN$4,000,000 within 18 months of the Closing Date;

Bankruptcy, insolvency or dissolution of the Company; and

Unpaid judgments in excess of CDN$4,000,000 that are not vacated within twenty (20) days.

Default Interest:

From and during the continuance of an Event of Default (as defined above) the Company will be obligated to pay the holder a post-Default interest rate that is equal to the then current interest rate under the Debenture plus 5.0% (the “Default Rate”).

Warranties and Covenants

The Company shall not issue any additional convertible debentures for two (2) years after the Closing Date unless they first offer such debentures to the holders of the Debentures on a pro rata basis. The Debentures will also contain covenants (including customary affirmative and negative covenants), anti-dilution provisions and other provisions that are customary for transactions of this nature.

The Agents and each Holder will not sell short any Common Shares after the announcement of the Debenture financing by the Company and prior to the Closing.

Registration Rights:

The Company will file a registration statement with the U.S. SEC, covering 100% of the Common Shares and the shares of common stock underlying the Warrants, on or before March 31, 2009 and use its commercially reasonable efforts to cause the registration statement to become effective within one hundred twenty (120) days following the Closing.

If the registration statement is not filed on or before March 31, 2009 (the “Filing Date”), the principal amount of the Debentures will be deemed to have increased by an amount equal to one percent (1%) of the original principal amount of the Debenture per month (or part thereof) after the Filing Date until the registration statement is filed.

If the Company fails to use commercially reasonable efforts to have the registration statement declared effective within 120 days of the Closing (the “Effective Date”), the principal amount of the Debentures will be deemed to have increased by an amount equal to one percent (1%) of the original principal amount of the Debenture per month (or part thereof) after the Effective Date until the registration statement is declared effective.

If the Company fails to use commercially reasonable efforts to maintain the effectiveness of the registration statement during the requisite periods, the principal amount of the Debentures will be deemed to have increased by an amount equal to one percent (1%) of the original principal amount of the Debentures per month (or part thereof) during the period that the registration statement is not effective.

The Company will be deemed not to have used commercially reasonable efforts to cause the registration statement to become, or to remain effective during the requisite period if the Company voluntarily takes any action that would, or omits any action the omission of which would result in either: (i) such registration statement not being declared effective; or (ii) the holders of securities covered by a previously effective registration statement being prohibited by applicable law from trading the securities covered thereby.

Notwithstanding the foregoing, the aggregate amount of liquidated damages payable by the Company to the Purchasers as a result of a failure to timely file or cause the registration statement to become or maintain its effective status shall be capped at ten percent (10%) of the amount subscribed for by the Purchasers. Moreover, the Company shall not accrue liquidated damages with respect to more than one of any failure under this section at a time.

Conditions to Closing:	The completion of the transactions contemplated in this term sheet will be subject to conditions which are customary for transactions of this nature, including the following:

approval by the board of directors of the Company;

approval by the TSX (as noted below) and any other necessary governmental authorities or agencies; and

execution of definitive documentation for the transaction, in form and substance satisfactory to the Agent and its legal counsel.

Offering basis:	Offered on a private placement basis in Canada to “accredited investors” and in the U.S. to “accredited investors” pursuant to Rule 506 of Regulation D promulgated under the 1933 Act.

Agency fee:

In connection with the Closing, the Agents will receive cash in the amount of 7% of the aggregate principal amount of the issued Debentures, plus a Warrant exercisable for a number of Common Shares equal to 7% of the aggregate principal amount of the issued Debentures divided by the Reference Price. The exercise price for the Warrant will be equal to the Conversion Price. The Company will be responsible for the Agents’ out-of- pocket expenses related to the offering including, without limitation, travel expenses, photocopying, courier services and attorney’s fees, not to exceed U.S.$65,000.00 without prior written approval by the Company.

Regulatory Approvals:

The issuance of the Debentures and the listing of the Common Shares issuable on the conversion of the Debentures and the exercise of the Warrants are subject to approval of the TSX and the NYSE AlterNext (AMEX).